UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024 (August 28, 2024)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On August 28, 2024, Ensysce Biosciences, Inc. (the “Company” or “we”) entered into a definitive Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Registered Direct Offering”), (i) an aggregate of 2,490,798 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $0.47 per share, (ii) pre-funded warrants (the “Pre-funded Warrants”) to purchase up to 1,062,396 shares of Common Stock, at a price per Pre-funded Warrant equal to $0.4699, the price per Share less $0.0001, for gross proceeds of approximately $1.67 million before the deduction of placement agent fees and offering expenses. The closing of the Registered Direct Offering is expected to occur on or about August 29, 2024. The Shares, Pre-funded Warrants and the shares issuable upon exercise of the Pre-funded Warrants (the “Pre-funded Warrant Shares”) were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-269157), which was initially filed with the Securities and Exchange Commission (the “Commission”) on January 9, 2023 and was declared effective by the Commission on January 17, 2023 (the “Registration Statement”), including a related prospectus, and a prospectus supplement filed with the Commission on August 29, 2024.

The Pre-funded Warrants were sold, in lieu of shares of Common Stock, to the Investors whose purchase of shares of common stock in the Registered Direct Offering would otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at such Investor’s option upon issuance 9.99%) of the Company’s outstanding common stock immediately following the consummation of the Registered Direct Offering. The Pre-funded Warrants have an exercise price of $0.4699 per share, become exercisable upon issuance and remain exercisable until exercised in full.

The Company also entered into an inducement offer letter agreement (the “Inducement Agreement”) with certain warrant holders for the exercise of certain outstanding warrants to purchase up to an aggregate of 7,203,504 shares of common stock of the Company originally issued in February 2024, having an exercise price of $1.06 per share, at a reduced exercise price of $0.47 per share. The shares of common stock issuable upon exercise of such outstanding warrants are registered pursuant to an effective registration statement on Form S-1 (No. 333-276537). The Company also agreed to amend certain existing warrants to purchase up to an aggregate of 2,000,000 shares of common stock that were previously issued in November 2023 and have an exercise price of $1.5675 per share such that the amended warrants will have a reduced exercise price of $0.47 per share effective upon the closing of the offering and will be exercisable from the date on which stockholder approval is received with respect to the issuance of the shares of common stock issuable upon exercise of such warrants.

In a concurrent private placement, pursuant to the terms of the Inducement Agreement and Purchase Agreement, the Company also agreed to issue and sell unregistered warrants (the “Common Warrants”) to purchase up to 28,716,900 shares of Common Stock (the “Private Placement” and, together with the Inducement Agreements and the Registered Direct Offering, the “Offerings”). The Common Warrants have an exercise price of $0.47 per share (subject to customary adjustments as set forth in the Common Warrants), are exercisable from the date on which stockholder approval is received with respect to the issuance of the shares of common stock issuable upon exercise of the Common Warrants (the “Warrant Shares”). One half of the Common Warrants will expire eighteen (18) months after they are exercisable and the other half will expire five (5) years after they are exercisable. The Common Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offering and pro rata distributions.

A holder of a Common Warrant or Pre-funded Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

2

In the Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days following the closing of the Offering, subject to a limited exception. Our officers and directors agreed, subject to limited exceptions, for a period of 90 days after the closing of the Offering, to not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to, any shares of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock beneficially owned, held or thereafter acquired by them.

The Company has agreed to file a registration statement providing for the resale of the shares issuable upon the exercise of the Common Warrants and warrants issued to its placement agent within thirty days after the closing date. Pursuant to the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the Commission (in each case, subject to certain exceptions) until 90 days after the closing date.

The Company currently intends to use the net proceeds from the Offerings, estimated to be approximately $4.5 million, for continued development of its TAAP and MPAR® programs and for working capital. The net proceeds from the offerings will supplement the recently announced $14 million grant award from the National Institutes of Health supporting clinical development of PF614-MPAR, and abuse-deterrent opioid with overdose protection that has received Breakthrough Therapy designation from the FDA.

H.C. Wainwright & Co., LLC (“Placement Agent”) acted as the exclusive placement agent in connection with the Offerings under an Engagement Letter, dated August 23, 2024, between the Company and the Placement Agent (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company agreed to pay the Placement Agent a cash fee equal to 7% of the aggregate gross proceed of the Offerings. The Company also agreed to pay the Placement Agent $35,000 for non-accountable expenses, up to $50,000 for accountable expenses and $15,950 for a clearing agent fee. We issued warrants (the “Placement Agent Warrants”) to purchase up to 752,969 shares of Common Stock to the Placement Agent (including its designees). These warrants have an exercise price equal to $0.5875 per share and are exercisable for five years from the commencement of sales in the Offerings. The Common Warrants and Placement Agent Warrants and the shares of our Common Stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to the Registration Statement, and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed to indemnify the Placement Agent against certain liabilities relating to or arising out of the Placement Agent’s activities under the Engagement Letter and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

The closing of the Offering, the Inducement Agreement and the Private Placement is subject to satisfaction of customary closing conditions set forth in the Inducement Agreement and the Purchase Agreement. The Inducement Agreement and Purchase Agreement have been filed as exhibits to this Current Report on Form 8-K to provide investors and stockholders with information regarding their terms. It is not intended to provide any other information about the parties to the Inducement Agreement, Purchase Agreement, or any of their respective affiliates. The representations, warranties and covenants in the Inducement Agreement and Purchase Agreement were made only for the purposes of such agreements and as of specified dates, were solely for the benefit of the parties to those agreements and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Inducement Agreement or Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Inducement Agreement or Purchase Agreement. Accordingly, the representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Purchase Agreement, the Inducement Agreement, the Pre-funded Warrants, the Common Warrants and the Placement Agent Warrants are subject to, and qualified in their entirety by reference to the full text of the agreements, copies of which (or forms thereof) are attached hereto as Exhibits 10.1, 10.2, 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

A copy of the opinion of Troutman Pepper Hamilton Sanders LLP relating to the validity of the issuance and sale of the Shares and the Pre-funded Warrants is attached as Exhibit 5.1 hereto.

3

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K about the Inducement Agreement and Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the Common Warrants is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Common Warrants by the Company in the Inducement Agreement and Private Placement and the Placement Agent Warrants has not been registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Investor represented, among other things, that it is and, on each date on which it exercises any Common Warrants, will be either (i) an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Warrants in violation of the United States federal securities laws.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01 Other Events.

On August 29, 2024, the Company issued a press release announcing the Registered Direct Offering and the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant
4.2	Form of Common Warrant
4.3	Form of Private Placement Agent Warrant
5.1	Legal Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Form of Securities Purchase Agreement
10.2	Form of Inducement Letter Agreement
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
99.1	Press Release dated August 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2024

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

5